SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported):October 20, 1999





                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                       1-8061                      11-1986657
(State or other jurisdiction      (Commission                (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)



55 Charles Lindbergh Blvd., Mitchel Field, NY                      11553
  (Address of principal executive offices)                       (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)



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                                Page 1 of 3 pages
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ITEM 5.   OTHER EVENTS

         A. On October 20, 1999, the board of directors of registrant amended its by-laws to provide that the chairman of the board is no longer the chief executive officer and instead, the president of the company also holds the position of chief executive officer. Accordingly, on October 20, 1999, Martin B. Bloch resumed his duties as both president and chief executive officer of the company. Joseph P. Franklin continues to hold the position of chairman of the board of the company.

         B. On October 20, 1999, the board of directors of registrant, pursuant to its current policy for payment of cash dividends, declared a cash dividend. The cash dividend is in the per share amount of $0.10 on the common stock of the registrant, payable on December 1, 1999 to stockholders of record of such stock at the close of business on October 31, 1999.

         Registrant's cash dividend policy calls for the declaration and payment of such dividends to holders of registrant's common stock:

         a. Subject to the discretion and satisfaction of registrant's board of directors with registrant's financial condition, the results of its operations, and its prospects for future investments in growth, at the times of the declarations of such dividends; and

         b. Subject to the discretion and satisfaction of the board as aforesaid in declaring such dividends, to be paid on each of June 1 and December 1 to the shareholders of record, respectively, at the close of business on April 30 and October 31.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FREQUENCY ELECTRONICS, INC.



                                                 By: /s/ Martin B. Bloch
                                                     -----------------------
                                                     Martin B. Bloch,
                                           President and Chief Executive Officer

Dated: October 26, 1999